SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                  FORM 8-K/A
                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event Reported) September 19, 2002


                        L & L FINANCIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


       NEVADA                    000-32505                 91-2103949
(State of Incorporation)  (Commission File Number)   (I.R.S. Employer
                                                      Identification No.)


                     26318 127th Avenue SE, Kent, WA  98031-7970

       (Address of principal executive office)         (Zip Code)

Registrant's Telephone Number, Including Area Code   (206)-779-3068


                                      N/A
          (Former name or former address if changed since last report)






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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

       N/A

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

       N/A

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

       N/A

ITEM 4. CHANGE IN THE REGISTRANT'S CERTIFYING ACCOUNTANT

L & L Financial Holdings, Inc. (referred to as the "Registrant" or "L & L") hereby reports that Braverman & Company, P.C. ("Braverman") resigned as the Registrant's independent auditor on April 3, 2002. The Registrant retained a SEC Practice CPA firm, Moores Rowland, Hong Kong ("Rowland") on April 24, 2002, to serve as its independent auditor for the L & L's financial statements for the fiscal year ended on April 30, 2002. The Registrant's Board of Directors accepted Braverman's resignation.

Braverman has issued unqualified audit reports for Royal Coronado Company Ltd ("Royal") for the fiscal years ended February 29, 2000 and February 28, 2001. After the merger of Royal with L&L Investment Holdings, Inc. on 8/18/2001, Braverman also reviewed and issued unqualified review reports on the interim consolidated financial statements for Royal (consisting both Royal and L&L
Investment Holdings, Inc.) for the quarters ended on 8/31/2001 and on 11/30/2001.

After the last quarterly review issued on January 31, 2002, the Registrant did not sign the audit engagement letter provided by Braverman, and did not engage Braverman in performing further work. Braverman resigned on April 3, 2002.

During the Registrant's two most recent fiscal years, and any subsequent interim periods preceding Braverman's resignation, there were no disagreements with Braverman, the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the Registrant's most recent fiscal year and up to the date the Registrant retained Rowland on April 24, 2002, the Registrant had not consulted with Rowland on items which related to the application of accounting principles to a specified transaction (proposed or completed) by the Registrant, or the type of audit opinion that might be rendered on the Registrant's financial statements.


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

       N/A

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

       N/A

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       N/A

ITEM 8. CHANGE IN FISCAL YEAR

       N/A

ITEM 9. REGULATION FD DISCLOSURE

       N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            L   &   L  FINANCIAL HOLDINGS, INC.


Date: January 14, 2003                      By:  /S/ Dickson Lee
                                            Dickson Lee, CEO